                                                                 Exhibit 99

                                                              July 18, 1994
                           Press Contact: Steve Rautenberg (212) 552-4505 Investor Contact: William Maletz (212) 552-5329

              CHASE REPORTS EARNINGS FOR SECOND QUARTER 1994,
                          UP 32% TO $307 MILLION

     The Chase Manhattan Corporation today reported second quarter 1994 net income of $307 million ($1.46 per share), up 32% from the $233 million ($1.20 per share) reported for the second quarter of 1993.

Thomas G. Labrecque, Chase Chairman said, "Chase's second quarter 1994 results represent solid financial performance in difficult markets. Our revenue growth, particularly fee revenue, reflects the success of our investment strategies in our core businesses. In addition, our asset quality measures continue to improve, further reducing our credit costs."

Second Quarter Highlights - 1994 vs. 1993:
  - improved profitability measures: return on assets and return on common equity increased to 1.05% and 16.1%, respectively;
  - continued strong growth in fees and commissions - up 24%: major categories showed increases including consumer banking - up 44%, trust and fiduciary - up 26%, and investment banking - up 36%;
  - trading revenue of $151 million - achieved under adverse market conditions;
  - a lower provision for possible credit losses of $150 million, down $75 million;
  - continued decline of nonperforming assets, including a 28% decrease in domestic commercial real estate nonperforming assets during the quarter.

For the first six months of 1994, Chase reported consolidated net income of $671 million ($3.27 per share), up 74% from the $386 million ($1.95 per share) reported for the same period of 1993.

      During second quarter 1994 Chase exchanged its eligible loans for Brady bonds and past-due interest bonds pursuant to the Brazilian debt restructuring. The Brady bonds are included in Chase's Trading Account Assets. The past-due interest bonds are carried in the investment securities available for sale portfolio and resulted in an unrealized gain of approximately $46 million after taxes, being reflected in stockholders' equity.

NET INTEREST REVENUE - TAXABLE EQUIVALENT BASIS
Net interest revenue, on a taxable equivalent basis, was $924 million for the second quarter of 1994, compared with $902 million for the second quarter of 1993. Net interest margin was 3.91%, compared with 4.10% reported for the second quarter of 1993. Average interest-earning assets were $94.8 billion, compared with $88.2 billion for the same period last year. Average loans increased to $60.6 billion for the current quarter from the $59.8 billion level reported for the second quarter of 1993.

For the first six months of 1994, net interest revenue, on a taxable equivalent basis, was $1,882 million, compared with $1,958 million for the same period last year, which included $142 million of interest revenue from Brazil PDI bonds. The net interest margin was 4.05% for the first six months of 1994, compared with 4.52% (4.19% excluding Brazil PDI bonds) for the same period last year. Average interest-earning assets for the first six months of 1994 were $93.8 billion, compared with $87.4 billion for the first six months of 1993. For the first six months of 1994, average loans were $60.9 billion, compared with $61.0 billion reported for the first six months of 1993.

FEES AND COMMISSIONS

                              Second Quarter     Six Months
($ in millions)               1994    1993      1994    1993
 Consumer Banking             $164    $114      $309    $231
 Trust and Fiduciary           140     111       282     218
 Investment Banking             68      50       115      88
 Other                         108     113       220     218

  Total Fees and Commissions  $480    $388      $926    $755

Fees and commissions were $480 million for the second quarter of 1994, up 24% over the second quarter of 1993. Total consumer banking fees, including credit card and mortgage banking fees, increased 44%. Mortgage banking fees improved substantially over the same period last year due to the 1993 acquisition of Troy & Nichols and the absence of accelerated writedowns of mortgage servicing assets in 1994.

Trust and fiduciary fee revenue increased 26% over the second quarter of 1993 primarily due to increased customer transaction volumes in the Global Securities Services and Global Private Banking businesses. Investment banking fee revenue from global corporate finance activities increased 36% over the same period last year. This increase reflected improved transaction volumes, particularly in loan syndication and project finance.

For the first six months of 1994, fees and commissions were $926 million, up 23%, reflecting increases in all categories of fee revenue.

TRADING REVENUE

                           Second Quarter          Six Months
($ in millions)            1994     1993          1994    1993
 Foreign Exchange          $ 78     $ 85          $163    $188
 Trading Account             73      102           168     175

Total Trading Revenue      $151     $187          $331    $363

As a result of the generally unsettled condition of the global markets, total trading revenue declined for the current quarter to $151 million, compared with $187 million for the same period last year.

For the first six months of 1994, total trading revenue was $331 million, compared with $363 million for the same period last year.


OTHER REVENUE
                                 Second Quarter         Six Months
($ in millions)                    1994   1993          1994   1993
 Corporate Finance-Related
  Equity Investment Gains          $ 55    $ 21         $139   $ 97
 Accelerated Disposition
  Portfolio Gains                    15      28           68     28
 Investment Securities Gains          1      14           80     20
 Other                               98      55          111     89

  Total Other Revenue              $169    $118         $398   $234

Total other revenue for the second quarter of 1994 was $169 million, up $51 million, from the same period in 1993. Included in other revenue of $98 million was a $55 million gain from the sale of Chase Arizona, a domestic banking subsidiary.

Total other revenue for the first six months of 1994 totaled $398 million, up $164 million, or 70%, from $234 million for the first six months of 1993.

OPERATING EXPENSES
Total operating expenses were $1,073 million for the second quarter of 1994 and $995 million for the second quarter of 1993. Operating expenses for the second quarter of 1994 included $23 million of ORE valuation losses and expenses, compared with $37 million for the same period last year. The expense to revenue ratio, excluding ORE expenses, was 61% for the current quarter.

Operating expenses for the second quarter of 1994 reflected Chase's continued funding of strategic growth programs in its core businesses. These programs contributed to the fee revenue growth realized this year.

For the first six months of 1994, other operating expenses were $2,131 million, compared with $1,978 (excluding first quarter 1993 provision for ORE held for accelerated disposition) for the same period of 1993.

INCOME TAXES
The second quarter of 1994 provision for income taxes was $188 million representing an effective tax rate of 38%, compared with a tax provision of $134 million for the second quarter of 1993.

For the first six months of 1994, the provision for income taxes was $412 million, compared with a net income tax benefit of $40 million for the same period last year. Excluding the tax benefits applicable to the special provision for the accelerated disposition portfolio, Chase's tax provision for the first six months of 1993 would have been approximately $271 million. In addition, Chase adopted SFAS 109 in the first quarter of 1993 resulting in a $500 million net benefit reflected as a cumulative effect of a change in accounting principle.

PROVISION FOR POSSIBLE CREDIT LOSSES AND NET LOAN CHARGE-OFFS
The provision for possible credit losses was $150 million, or $10 million lower than the first quarter of 1994 and $75 million lower than the second quarter of last year.

Net loan charge-offs were $146 million, down $76 million from the second quarter of 1993.


Provision For Possible Credit Losses & Net Loan Charge-Offs*

                         2nd  Qtr.   1st Qtr.  2nd  Qtr.    Six Months
($ in millions)            1994       1994      1993       1994     1993
PROVISION FOR POSSIBLE
  CREDIT LOSSES           $ 150      $ 160     $ 225      $ 310    $ 585

NET LOAN CHARGE-OFFS:
Domestic
- - - Consumer                $  90      $  94     $  95      $ 184    $ 198
- - - Commercial Real Estate     51         51        74        102      165
- - - Commercial & Other          5         11        55         16       83
Total Domestic              146        156       224        302      446

Total International**         -          -        (2)         -       (4)

Total Net Loan
 Charge-Offs              $ 146      $ 156     $ 222      $ 302    $ 442

* amounts exclude accelerated disposition portfolio.
**includes refinancing countries net loan charge-offs.


The provision for possible credit losses for the first six months of 1994 was $310 million, compared with $585 million (excluding the accelerated disposition portfolio) for the same period last year. Net loan charge-offs for the first six months of 1994 were $302 million, down $140 million from the first six months of 1993.

RESERVE FOR POSSIBLE CREDIT LOSSES

                              June 30,   March 31,   Dec. 31,  June30,
($ in millions)                 1994       1994       1993       1993
RESERVE FOR POSSIBLE
  CREDIT LOSSES                $1,435     $1,429     $1,425     $1,918

- - - As a % of Total Loans         2.37%      2.32%      2.36%      3.13%

- - - As a % of Nonaccrual Loans     166%       134%       135%        82%



NONACCRUAL OUTSTANDINGS AND ORE
Total nonperforming assets declined $427 million or 23% during the second quarter of 1994.

The distribution of nonaccrual outstandings based on the domicile of obligors was as follows:

                             June 30, March 31,   Dec. 31,   June 30,
($ in millions)                 1994      1994       1993       1993
Domestic:
- - - Commercial Real Estate       $ 330    $  469     $  475     $  947
- - - Other Loans                    369       399        407        517
Total Domestic                   699       868        882      1,464

International:
- - - Refinancing Countries           60        69         74        747
- - - Other Loans                    104       131         98        136
Total International              164       200        172        883

Total Nonaccrual Outstandings  $ 863    $1,068     $1,054     $2,347

Total ORE *                    $ 597    $  819     $  905     $  772

*   Includes  insubstance foreclosures of $504 million at June  30,  1994,
    $692 million at March 31, 1994, $766 million at December 31, 1993 and $611 million at June 30, 1993.

DOMESTIC COMMERCIAL REAL ESTATE ASSETS
Chase continues to reduce its exposure to real estate risk. During the second quarter of 1994, domestic commercial real estate assets decreased $634 million to $3.0 billion at June 30, 1994. Contributing to this decline were approximately $499 million of net repayments and sales of outstanding assets, including $6 million of interest applied to principal, and $135 million of charge-offs and valuation losses.

Domestic Commercial Real Estate Assets

                  June 30,   March 31,  Dec. 31,   June 30,
($ in millions)      1994       1994       1993       1993
Loans:
  Performing        $2,098     $2,372     $2,624     $3,208
  Nonaccrual           330        469        475        947

  Total Loans        2,428      2,841      3,099      4,155

ORE                    589        810        895        763

  Total             $3,017     $3,651     $3,994     $4,918


We substantially completed the liquidation of assets held for accelerated disposition during the second quarter of 1994 through repayments and sales. At June 30, 1994, the carrying value of such assets was $45 million.

At June 30, 1994, approximately $1.6 billion of the total $2.4 billion of domestic commercial real estate loans have been identified as being consistent with Chase's ongoing core real estate portfolio activities. The remaining noncore real estate loans of approximately $820 million consist of approximately $490 million of performing loans and $330 million of nonaccrual loans. The carrying value of these nonaccrual loans at June 30, 1994 was approximately 70% of their contractual amount. Chase generally allocates a portion of its total reserve for possible credit losses to its real estate portfolio. At June 30, 1994, the reserve for possible credit losses for this noncore real estate portfolio segment was $250 million and Management expects this reserve to cover any potential future losses related to these loans.

The ratio of the remaining reserve for possible credit losses to the balance of nonaccrual loans was 222% at June 30, 1994.

THE CHASE MANHATTAN CORPORATION
SELECTED AVERAGE BALANCES


                               Second Quarter           Six Months
($ in billions)               1994       1993         1994      1993
Loans:
 Domestic Offices            $ 43.5     $ 41.6       $ 43.8    $ 42.9
 Overseas Offices              17.1       18.2         17.1      18.1
    Total Loans              $ 60.6     $ 59.8       $ 60.9    $ 61.0

Interest-Earnings Assets     $ 94.8     $ 88.2       $ 93.8    $ 87.4

Total Assets                 $116.9     $100.7       $116.4    $100.2

Deposits:
  Domestic Offices           $ 39.5     $ 41.4       $ 40.4    $ 41.3
  Overseas Offices             32.7       28.1         31.9      27.5
     Total Deposits          $ 72.2     $ 69.5         72.3    $ 68.8

Common Stockholders' Equity  $  6.8     $  5.3       $  6.8    $  5.2

Total Stockholders' Equity   $  8.3     $  6.9       $  8.2    $  6.8

THE CHASE MANHATTAN CORPORATION
FINANCIAL HIGHLIGHTS AND SELECTED STATISTICAL DATA

($ in millions
except per share data)             Second Quarter        Six Months
                                   1994      1993       1994     1993
NET INCOME                        $ 307     $ 233      $ 671    $ 386

PER COMMON SHARE
- - -  Net Income
   - Primary                      $1.46    $ 1.20      $3.27    $1.95
   - Fully diluted                $1.45    $ 1.19      $3.24    $1.94

- - -  Book Value (period-end)       $37.64    $32.86

- - -  Closing Stock Price
    (period-end)                 $38.25    $32.25

PROFITABILITY RATIOS
- - -  Return on Average Common
   Stockholders' Equity            16.1%     15.0%      18.1%   12.2%

- - -  Return  on Average Assets       1.05%      .93%      1.16%    .78%

NET INTEREST REVENUE
 (Fully Taxable Basis)            $ 924     $ 902      $1,882   $1,958
- - -  Net Interest Margin             3.91%     4.10%       4.05%    4.52%


                               June 30,    March 31,    Dec. 31,  June 30,
                              1994(a)(b)    1994(a)       1993     1993(c)
CAPITAL RATIOS
- - -  Common Stockholders' Equity     6.08%      6.00%        6.58%     6.08%

- - -  Total Stockholders' Equity      7.32%      7.24%        7.95%     7.51%

- - -  Risk-Based Capital
   - Tier I Capital                 8.71%     8.43%        8.44%     7.74%

   - Total Capital                 13.32%    12.94%       13.22%    12.10%

- - -  Tier I Leverage                 7.47%      7.28%        7.81%     7.67%

(a) On January 1, 1994, Chase adopted FASB Interpretation No. 39. As a result of such adoption, Chase's Trading Account Assets and Liabilities increased approximately $13 billion at June 30, 1994 and $10 billion at March 31, 1994. This had the effect of decreasing the common and total equity ratios and the Tier 1 leverage ratios.

(b) Adjusted to reflect the redemption of all $227 million of Chase's outstanding Series F Preferred Stock, announced on May 10, 1994.

(c)  Reflects July 1993 Series E Preferred Stock redemption.

The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION
                                                                June 30,
                                                           --------------------
($ in millions)                                               1994       1993
- - -------------------------------------------------------------------------------
Assets
Cash and Due from Banks                                    $  4,937   $  4,844
Interest-Bearing Deposits Placed with Banks                   5,968      6,045
Federal Funds Sold and Securities Purchased Under Resale
 Agreements                                                   6,986      5,974
Trading Account Assets                                       20,939      4,877
Investment Securities:
  Held to Maturity                                            1,651      1,419
  Available for Sale Carried at Fair Value                    5,475       -
  At Lower of Cost or Market                                   -         6,044
- - -------------------------------------------------------------------------------
           Total Investment Securities                        7,126      7,463
Loans                                                        60,482     61,236
  Less: Reserve for Possible Credit Losses                    1,435      1,918
- - -------------------------------------------------------------------------------
           Loans, Net                                        59,047     59,318
Assets Held for Accelerated Disposition                          45        884
Customers' Liability on Acceptances                             633        745
Accrued Interest Receivable                                     901        841
Premises and Equipment                                        1,791      1,942
Other Assets                                                  6,122      6,152
- - -------------------------------------------------------------------------------
           Total Assets                                    $114,495   $ 99,085
===============================================================================

Liabilities, Redeemable Preferred Stock and Stockholders' Equity
Deposits:
  Domestic Offices:
       Noninterest-Bearing                                 $ 11,835   $ 11,556
       Interest-Bearing                                      25,147     28,206
  Overseas Offices:
       Noninterest-Bearing                                    2,859      1,961
       Interest-Bearing                                      29,067     26,885
- - -------------------------------------------------------------------------------
           Total Deposits                                    68,908     68,608
Federal Funds Purchased and Securities Sold Under
 Repurchase Agreements                                        7,032      6,763
Commercial Paper                                              1,487      1,475
Other Short-Term Borrowings                                   2,631      1,824
Trading Account Liabilities                                  14,052       -
Acceptances Outstanding                                         644        755
Accrued Interest Payable                                        471        480
Accounts Payable, Accrued Expenses and Other Liabilities      5,852      5,238
Intermediate- and Long-Term Debt                              4,825      6,220
- - -------------------------------------------------------------------------------
           Total Liabilities                                105,902     91,363
- - -------------------------------------------------------------------------------

Redeemable Preferred Stock                                     -            53

Stockholders' Equity:
  Nonredeemable Preferred Stock(Without Par Value,60,539,738  1,627      1,649
  and 56,439,738 Shares Outstanding,Respectively)
  Common Stock :
                               1994          1993
                           ------------  ------------
       Par Value                 $2.00         $2.00
       Authorized Shares   500,000,000   500,000,000
       Outstanding Shares  185,052,955   183,194,093            370        366
  Surplus                                                     3,935      3,889
  Net Unrealized Gains on Investment Securities -
    Available for Sale                                           9       -
  Retained Earnings                                           2,652      1,765
- - -------------------------------------------------------------------------------
           Total Stockholders' Equity                         8,593      7,669
- - -------------------------------------------------------------------------------
           Total Liabilities, Redeemable Preferred Stock
           and Stockholders' Equity                        $114,495   $ 99,085
===============================================================================


The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
                                             Quarter Ended   Six Months Ended
                                               June 30,        June 30,
                                             -------------------------------
($ in millions, except per share data)         1994    1993    1994    1993
- - ----------------------------------------------------------------------------
Interest Revenue
Interest and Fees on Loans                   $1,376  $1,383  $2,677  $2,911
Interest on Deposits Placed with Banks          127     191     257     339
Interest and Dividends on Investment
   Securities:
     Held to Maturity                            42      42      83      84
     Available for Sale                         178     -       343     -
     At Lower of Cost or Market                 -       130     -       263
Interest on Federal Funds Sold and Securities
   Purchased Under Resale Agreements            490     265     815     522
Interest on Trading Account Assets               92      47     211      99
- - ----------------------------------------------------------------------------
   Total Interest Revenue                     2,305   2,058   4,386   4,218
- - ----------------------------------------------------------------------------

Interest Expense
Deposits                                        654     493   1,178   1,032
Federal Funds Purchased and Securities Sold
   Under Repurchase Agreements                  176     155     300     293
Commercial Paper                                 17      12      30      22
Other Short-Term Borrowings                     463     344     856     619
Intermediate- and Long-Term Debt                 77     160     153     311
- - ----------------------------------------------------------------------------
   Total Interest Expense                     1,387   1,164   2,517   2,277
- - ----------------------------------------------------------------------------
Net Interest Revenue                            918     894   1,869   1,941
Provision for Possible Credit Losses            150     225     310     585
Provision for Loans Held for
   Accelerated Disposition                      -       -       -       566
- - ----------------------------------------------------------------------------
Net Interest Revenue After Provision for
   Possible Credit Losses and Provision for
   Loans Held for Accelerated Disposition       768     669   1,559     790
- - ----------------------------------------------------------------------------
Other Operating Revenue
Fees and Commissions                            480     388     926     755
Foreign Exchange Trading Revenue                 78      85     163     188
Trading Account Revenue                          73     102     168     175
Investment Securities Gains                       1      14      80      20
Other Revenue                                   168     104     318     214
- - ----------------------------------------------------------------------------
   Total Other Operating Revenue                800     693   1,655   1,352
- - ----------------------------------------------------------------------------

Other Operating Expenses
Salaries and Employee Benefits:
   Salaries                                     418     387     833     762
   Employee Benefits                            118     115     247     240
- - ----------------------------------------------------------------------------
                                                536     502   1,080   1,002
Net Occupancy                                    98      93     199     198
Equipment Rentals, Depreciation
   and Maintenance                               74      69     145     140
Provision for Other Real Estate Held for
   Accelerated Disposition                      -       -       -       318
Other Expenses                                  365     331     707     638
- - ----------------------------------------------------------------------------
   Total Other Operating Expenses             1,073     995   2,131   2,296
- - ----------------------------------------------------------------------------
Income (Loss) Before Taxes                      495     367   1,083    (154)
Applicable Income Taxes (Benefits)              188     134     412     (40)
- - ----------------------------------------------------------------------------
Income (Loss) Before Cumulative Effect of
   Change in Accounting Principle            $  307  $  233  $  671  $ (114)
Cumulative Effect of Change in Accounting
   Principle - Adoption of SFAS 109             -       -       -       500
- - ----------------------------------------------------------------------------
Net Income                                   $  307  $  233  $  671  $  386
============================================================================
Net Income Applicable to Common Stock        $  272  $  196  $  606  $  313
============================================================================
Average Common Shares Outstanding (in
   millions)                                  186.2   162.4   185.6   160.0
Primary Earnings (Loss) Per Common Share,
   Before Cumulative Effect of Change
   in Accounting Principle, Based on
   Average Shares Outstanding                $ 1.46  $ 1.20  $ 3.27  $(1.17)
Cumulative Effect of Change in Accounting
   Principle - Adoption of SFAS 109             -       -       -      3.12
Primary Earnings Per Common Share            $ 1.46  $ 1.20  $ 3.27  $ 1.95
Cash Dividends Declared Per Common Share     $ 0.33  $ 0.30  $ 0.66  $ 0.60
============================================================================


The Chase Manhattan Corporation and Subsidiaries
SUMMARY OF CHANGES IN STOCKHOLDERS' EQUITY
                                                             Six Months Ended
                                                               June 30,
                                                             ---------------
($ in millions)                                                1994    1993
- - ----------------------------------------------------------------------------
Balance at Beginning of Period                               $8,122  $6,511
  Additions:
     Net Income                                                 671     386
     Shares Issued Pursuant to:
       Nonredeemable Preferred Stock Offering                   228     172
       Dividend Reinvestment and Stock Purchase Plan             10      39
       Common Stock Offering                                    -       746
       Exercise of Stock Options                                 10      10
     Net Unrealized Losses on Investment Securities -
       Available for Sale (Net of Deferred Tax
       Benefits of $177)                                       (255)    -
- - ----------------------------------------------------------------------------
                                                              8,786   7,864
  Deductions:
     Cash Dividends:
       Redeemable Preferred Stock                               -         2
       Nonredeemable Preferred Stock                             65      72
       Common Stock                                             122      94
     Other                                                        6      27
- - ----------------------------------------------------------------------------
Balance at End of Period                                     $8,593  $7,669
============================================================================


The Chase Manhattan Bank, N.A. and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION
                                                                   June 30,
                                                              -----------------
($ in millions)                                                 1994     1993
- - -------------------------------------------------------------------------------
Assets
Cash and Due from Banks                                       $ 4,658  $ 4,496
Interest-Bearing Deposits Placed with Banks                     6,139    6,168
Federal Funds Sold and Securities Purchased Under Resale
 Agreements                                                     3,552    3,779
Trading Account Assets                                         18,831    3,955
Investment Securities:
   Held to Maturity                                             1,086      684
   Available for Sale Carried at Fair Value                     4,775      -
   At Lower of Cost or Market                                     -      4,982
- - -------------------------------------------------------------------------------
            Total Investment Securities                         5,861    5,666
Loans                                                          48,765   48,700
   Less: Reserve for Possible Credit Losses                     1,107    1,567
- - -------------------------------------------------------------------------------
            Loans, Net                                         47,658   47,133
Assets Held for Accelerated Disposition                            44      758
Customers' Liability on Acceptances                               633      745
Accrued Interest Receivable                                       597      522
Premises and Equipment                                          1,653    1,765
Other Assets                                                    5,080    4,713
- - -------------------------------------------------------------------------------
            Total Assets                                      $94,706  $79,700
===============================================================================

Liabilities and Stockholder's Equity
Deposits:
   Domestic Offices:
        Noninterest-Bearing                                   $11,442  $11,078
        Interest-Bearing                                       19,003   21,383
   Overseas Offices:
        Noninterest-Bearing                                     2,859    1,961
        Interest-Bearing                                       30,475   27,267
- - -------------------------------------------------------------------------------
            Total Deposits                                     63,779   61,689
Federal Funds Purchased and Securities Sold Under
 Repurchase Agreements                                          1,456    2,412
Other Short-Term Borrowings                                     2,027    1,482
Trading Account Liabilities                                    12,831      -
Acceptances Outstanding                                           644      755
Accrued Interest Payable                                          399      412
Accounts Payable, Accrued Expenses and Other Liabilities        4,276    3,659
Intermediate- and Long-Term Debt                                2,544    3,435
- - -------------------------------------------------------------------------------
            Total Liabilities                                  87,956   73,844
- - -------------------------------------------------------------------------------

Stockholder's Equity:
   Capital Stock:
                               1994            1993
                          --------------- --------------
        Par Value                 $15.00         $15.00
        Authorized Shares     81,744,445     81,744,445
        Outstanding Shares    60,874,205     60,480,218           913      907
   Surplus                                                      4,615    4,297
   Net Unrealized Losses on Investment Securities -
      Available for Sale                                          (25)     -
   Undivided Profits                                            1,247      652
- - -------------------------------------------------------------------------------
            Total Stockholder's Equity                          6,750    5,856
- - -------------------------------------------------------------------------------
            Total Liabilities and Stockholder's Equity        $94,706  $79,700
===============================================================================
Member Federal Deposit Insurance Corporation


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